UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2006
Date of Report (Date of earliest event reported)

GA COMPUTER SCIENCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51573	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

349 – 6540 East Hastings Street
Burnaby, British Columbia, Canada	V7Y 1C6
(Address of principal executive offices)	(Zip Code)

(775) 881-3390
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 30, 2006, Lina Zhou has resigned as a member of the Board of Directors of GA Computer Sciences Inc. (the “Company”). John Boschert was appointed as a member of the Board of Directors of the Company in her place.

There was no disagreement between Ms. Zhou and the Company regarding any matter relating to the Company’s operations, policies or practices

Mr. Boschert is a self-employed business consultant. From July 2003 to June 2005, he was the president and owner of a food and beverage company based in Port Alberni, British Columbia, Canada. From 1999 to 2003, he served as a business consultant and officer of Qincom Networks Inc., a telecommunications services provider. From 1998 to 2002, he served as a business consultant and director of Universal Domains, Inc., a food services and domain name provider

Currently, Mr. Boschert is the president, chief executive officer, secretary, treasurer, and chief financial officer and a director of Balsam Ventures, Inc., a company that is licensed to develop and market a patented unique self-chilling beverage containers developed by NorPac Technologies, Inc.

Since June 28, 2005, Mr. Boschert has been the secretary of Clyvia Inc., a company that through its German subsidiary, Clyvia Technology, develops a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids.

Mr. Boschert has also been a director since March 13, 2006 and secretary since March 20, 2006 of Invision Capital, Inc., a company that through its German subsidiary, EDI Exploration Drilling International GmbH, is engaged in the business of developing and marketing technologies, equipment and procedures used in the locating of underground water resources and the sinking of water wells.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GA COMPUTER SCIENCES INC.
Date: May 30, 2006
	By:	/s/ Peter J. Hoyle

PETER J. HOYLE
Chief Executive Officer, Chief Financial Officer,
President, Secretary, Treasurer
and Director